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                                                                    EXHIBIT a(5)

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 04/23/2002
                                                         020283823 - 3070247

                           CERTIFICATE OF AMENDMENT OF
                              CERTIFICATE OF TRUST

                                       OF

                        PILGRIM VARIABLE INSURANCE TRUST

      This Certificate of Amendment ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (Del. Code Ann. tit. 12, sections 3801 et seq.) and sets forth the following:

      1.    The name of the Trust is: Pilgrim Variable Insurance Trust
            ("Trust").

      2. The name and business address of the registered agent is: The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801, New Castle County.

      3. This is a registered investment company under the Investment Company Act of 1940, as amended.

      4. The Trust's Certificate of Trust is hereby amended to change the name of the Trust to ING Variable Insurance Trust.

      5.    This certificate shall be effective on May 1,2002.

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      IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust has duly executed this Certificate of Amendment on this 22 day of april, 2002.

/s/ Paul S. Doherty                         /s/ Jock Patton
----------------------                      --------------------------
Paul S. Doherty, as Trustee                 Jock Patton, as Trustee

/s/ J. Michael Earley                       /s/ David W.C. Putnam
----------------------                      --------------------------
J. Michael Earley, as Trustee               David W.C. Putnam, as Trustee

/s/ R. Barbara Gitenstein                   /s/ Blaine E. Rieke
----------------------                      --------------------------
R. Barbara Gitenstein, as Trustee           Blaine E. Rieke, as Trustee

/s/ R. Glenn Hilliard                       /s/ John G. Turner
----------------------                      --------------------------
R. Glenn Hilliard, as Trustee               John G. Turner, as Trustee

/s/ Walter H. May                           /s/ Roger B. Vincent
----------------------                      --------------------------
Walter H. May, as Trustee                   Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney                     /s/ Richard A. Wedemeyer
----------------------                      --------------------------
Thomas J. McInerney, as Trustee             Richard A. Wedemeyer, as  Trustee